UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 8, 2013

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 3 and 5 through 9 are not applicable and therefore omitted.

ITEM 4.02                                    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 8, 2013, the management of Heron Lake BioEnergy, LLC (the “Company) recommended and jointly with the Company’s Audit Committee determined that the unaudited condensed consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2012 (“Form 10-Q”) contained an error relating to revenue recognition and should no longer be relied upon.  The joint determination of the Audit Committee and management was made in consultation with the Company’s independent registered public accounting firm, Boulay, Heutmaker, Zibell & Co. P.L.L.P. (“Boulay”).  The error related to the recording of revenue under the Company’s marketing agreement with Gavilon, LLC.  The Company erroneously priced certain sales transactions related to both ethanol and distillers grains sales whereby revenue was understated.  Revenue for the three months ended July 31, 2012 is $41,908,904 after the restatement as compared to $40,971,734 as reported in the Form 10-Q.  The Company will file as promptly as possible an amended Form 10-Q containing restated unaudited condensed consolidated financial statements for the quarter ended July 31, 2012, as well as related restated financial and other disclosures.

The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K with Boulay, which has also been provided a copy of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

	By:	/s/ Michael L. Mattison
Michael L. Mattison
Chief Financial Officer

Date: February 11, 2013